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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 1.01. Entry into a Material Definitive Agreement	1
Signature	2

Item 1.01. Entry into a Material Definitive Agreement.

        On January 7, 2005, Minera San Cristobal, S.A. (the "Company"), a wholly owned subsidiary of Apex Silver Mines Limited, entered into an Open Pit Contract Mining Services Agreement (the "Agreement") with Washington Group Bolivia S.R.L. (the "Contractor"), under which the Contractor will provide contract mining services for the Company's San Cristobal silver, zinc and lead open pit mine development project in Bolivia (the "Project"). These services will include construction and maintenance of site access and haul roads, open pit preproduction stripping, mining of ore and waste, construction and management of waste dumps and ore stockpiles, and various other contract mining services.

        Under the terms of the Agreement, the Contractor's work will be performed in two phases. In the preliminary phase, the Contractor will construct certain roads and facilities and conduct preproduction stripping at selected sites within the Project. The Agreement contemplates that the first phase will be completed by January 1, 2007.

        During the production mining phase, the Contractor will be responsible for mining and transporting ore from the open pits to the primary crusher or ore stockpiles, feeding ore to the primary crusher, stripping waste from the open pits, ore rehandling and stockpile maintenance, and development and maintenance of certain facilities at the Project site, all as provided in the Agreement.

        The Contractor will be compensated on a cost reimbursable basis for the actual costs incurred plus certain fees. The Contractor will receive special bonuses and incentive payments for achieving or exceeding the production requirements at cost levels below those agreed as targets with the Company. The Contractor has certain obligations and caps on liability with respect to the performance of defective work.

        The Agreement expires ten years after commencement of the production mining phase, unless earlier terminated by the Company or the Contractor. The Company may terminate the Agreement at any time by giving written notice to the Contractor to that effect, subject to the payment of certain costs to the Contractor. The Contractor may terminate the Agreement in the event of certain defaults of the Company.

        Apex Silver Mines Limited and Washington Group International, Inc. have guaranteed the performance of the Company and the Contractor, respectively.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2005

Apex Silver Mines Limited
By:	/s/ MARK A. LETTES Mark A. Lettes Chief Financial Officer

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TABLE OF CONTENTS
  Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE